UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 1, 2018
TELENAV, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34720 (Commission File Number)	77-0521800 (I.R.S. Employer Identification No.)

4655 Great America Parkway, Suite 300
Santa Clara, California 95054
(Address of principal executive offices) (Zip code)
(408) 245-3800
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On February 1, 2018, Telenav, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) to report financial results for the three months and six months ended December 31, 2017 and provide guidance for the third quarter ending March 31, 2018, as well as provide an investor letter.  The Original Form 8-K incorrectly stated a reconciling amount in the non-GAAP Reconciliation of Net Loss to Adjusted EBITDA and Adjusted EBITDA on Billings schedule; however, the Adjusted EBITDA and Adjusted EBITDA on Billings total amounts reported were not impacted. This schedule was included in Exhibits 99.1 and 99.2 in the Original Form 8-K. This Form 8-K/A restates the non-GAAP Reconciliation of Net Loss to Adjusted EBITDA and Adjusted EBITDA on Billings schedule.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit Number	Description

99.1	Restated Non-GAAP Reconciliation of Net Loss to Adjusted EBITDA and Adjusted EBITDA on Billings

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELENAV, INC.

Date: February 2, 2018	By: /s/ Michael Strambi
Name: Michael Strambi
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Restated Non-GAAP Reconciliation of Net Loss to Adjusted EBITDA and Adjusted EBITDA on Billings